UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

FANSTEEL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8676	36-1058780

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1746 Commerce Road
Creston, Iowa 50801

(Address of Principal Executive Offices,
including Zip Code)

(641) 782-8521
(Registrant's telephone number,
including area code)

N/A
________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01. OTHER EVENTS.

On April 1, 2009, the Company filed form 12b-25 indicating its Annual Report for the period ended December 31, 2008, could not be completed on-time and would be filed on or before April 15, 2009.
As of April 15, 2009, the Company is still working to complete its Annual Report for the period ended December 31, 2008.  At this time, the Company believes the report will be complete and filed on or before April 30, 2009.

By:	/s/ Earl F. White
Title:	Chief Financial Officer
Date:	April 15, 2009